SALEM MEDIA GROUP, INC. ANNOUNCES FIRST QUARTER 2016

TOTAL REVENUE OF $64.6 MILLION

CAMARILLO, CA May 4, 2016 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three months ended March 31, 2016.

First Quarter 2016 Highlights

•

Total revenue increased 4.4%

•

Broadcast revenue increased 4.2%

•

Digital media revenue increased 4.6% and Digital media operating income increased 17.1%

•

Publishing revenue increased 6.5%

•

Acquired King James Bible mobile applications

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Repaid $1.6 million in principal on its Term Loan B

First Quarter 2016 Results

For the quarter ended March 31, 2016 compared to the quarter ended March 31, 2015:

Consolidated

•

Total revenue increased 4.4% to $64.6 million from $61.9 million;

•

Total operating expenses increased 4.2% to $58.5 million from $56.2 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense increased 6.0% to $54.1 million from $51.1 million;

•

Operating income increased 6.7% to $6.1 million from $5.7 million;

•

Net income increased 19.7% to $0.4 million, or $0.01 net income per diluted share as compared to $0.3 million, or $0.01 net income per diluted share;

•

EBITDA (1) increased 0.4% to $10.2 million;

•

Adjusted EBITDA (1) decreased 3.2% to $10.4 million from $10.8 million;

•

Excluding the start-up losses from stations acquired in 2015 and a $0.5 million litigation accrual, Adjusted EBITDA (1) would have increased 3.2%; and

•

Free cash flow (1) decreased 12.0% to $4.6 million from $5.2 million.

Broadcast

•

Net broadcast revenue increased 4.2% to $48.5 million from $46.5 million;

•

Station Operating Income (“SOI”) (1) decreased 1.1% to $12.5 million as compared to $12.6 million from the same period of the prior year;

•

Same station (1) net broadcast revenue increased 2.5% to $47.7 million from $46.5 million;

•

Same station SOI (1) decreased 0.6% to $12.6 million;

•

Same station SOI (1) margin decreased to 26.3% from 27.1%; and

•

Excluding the impact of a $0.5 million litigation accrual, same station SOI (1) would have increased 3.3% and same station SOI (1) margin would have increased to 27.4%.

Digital media

•

Digital media revenue increased 4.6% to $11.3 million from $10.8 million; and

•

Digital media operating income (1) increased 17.1% to $2.1 million from $1.8 million.

Publishing

•

Publishing revenue increased 6.5% to $4.8 million from $4.5 million; and

•

Publishing operating loss (1) decreased to $0.1 million from income of $29,000.

Included in the results for the quarter ended March 31, 2016 are:

•

A $0.5 million ($0.3 million, net of tax, or $0.01 per share) reserve for a litigation matter;

•

A $0.1 million net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily consisting of:

o

$0.1 million non-cash compensation included in corporate expenses.

Included in the results for the quarter ended March 31, 2015 are:

•

A $0.1 million net increase in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle entities acquisitions;

•

A $0.1 million pre-tax loss associated with the relocation of one of the company’s stations; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses and;

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Per share numbers are calculated based on 25,802,958 diluted weighted average shares for the quarter ended March 31, 2016, and 25,921,118 diluted weighted average shares for the quarter ended March 31, 2015.

Balance Sheet

As of March 31, 2016, the company had $272.4 million outstanding on the Term Loan B and $3.0 million outstanding under the revolver.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.36 versus a compliance covenant ratio of 6.00.

Acquisitions and Divestitures

The following transactions were completed since January 1, 2016:

•

On March 8, 2016, the company acquired King James Bible mobile applications for $4.0 million of which $2.7 million was paid upon close, $0.3 million is due upon finalization of banking arrangements for revenue receipts, $0.4 million is due 90 days from the closing date, and three deferred payments of $0.2 million each are due 180, 270 and 360 days from the closing date, respectively.

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On April 1, 2016, the company acquired the Retirement Watch newsletter for $0.1 million in cash.

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On April 29, 2016, the company closed on the acquisition of a construction permit for an FM Translator in Emporia, Kansas, for $25,000 in cash.

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On May 2, 2016, the company closed on the acquisition of an FM Translator in Lincoln, Maine for $100,000 in cash.

Conference Call Information

Salem will host a teleconference to discuss its results on May 4, 2016 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 241-1527, and then ask to be joined into the Salem Media Group call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com.  A replay of the teleconference will be available through May 11, 2016 and can be heard by dialing (877) 344-7529, passcode 10083980 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Second Quarter 2016 Outlook

For the second quarter of 2016, we are projecting total revenue to increase 1% to 3% over second quarter 2015 total revenue of $67.3 million.  This revenue guidance is impacted by two timing issues.  First, Easter was in the first quarter of 2016 as compared to the second quarter of 2015.  Our church products division experiences increased revenues during the Easter season.  Additionally, our strongest book title last year, Ann Coulter’s Adios America, was released during the second quarter.   This year, we made a decision to release Dinesh D’Souza’s Hillary’s America in July to coincide with the Democratic National Committee’s convention.  We are also projecting operating expenses before gains or losses on the disposal of assets, depreciation, amortization and stock-based compensation expense to increase between 3% and 6% compared to the second quarter of 2015 operating expenses of $53.8 million.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book, magazine and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming.  Salem owns and operates 116 local radio stations, with 71 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Eric Metaxas.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include RedState.com, Townhall.com®, HotAir.com, Twitchy.com, BearingArms.com and HumanEvents.com.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming®, YouthWorker Journal™, The Singing News, and Preaching.

Salem's Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators including Mark Skousen, Nicholas Vardy, Doug Fabian, Bryan Perry and Bob Carlson, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit's other financial websites include EagleDailyInvestor.com, DividendYieldHunter and ETFU.com.

Eagle Wellness provides insightful health advice and is a trusted source of high quality nutritional supplements from some of the country's leading health experts.  Leigh Erin Connealy MD, at NewportNaturalHealth.com, is the medical director of one of the largest medical practices in the country where she practices integrative medicine. Ski Chilton PhD, at GeneSmart.com, is a scientist and full professor at Wake Forest Medical School. He is a leading authority on the impact of diet and nutrition on health.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@SalemMedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenue minus broadcast operating expenses. Digital media operating income is defined as Digital media revenue minus Digital media operating expenses.  Publishing operating income is defined as publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps. Adjusted EBITDA is defined as EBITDA before gains or losses on the sale or disposal of assets, changes in estimated fair value of contingent earn-out consideration, net miscellaneous income and expenses and non-cash compensation expense.  Free cash flow is defined as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, less cash paid for interest.  Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are generally recognized by the broadcast and media industry as important measures of performance.  These measures are used by investors and analysts who report on the industry to provide meaningful comparisons between entities. They are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. Salem’s definitions of station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are not necessarily comparable to similarly titled measures reported by other companies.

In the discussion of the company’s results of operations, the company compares it broadcast operating results between periods on an as-reported basis, which includes the operating results of all radio stations and networks owned or operated at any time during either period and on a “same-station” basis.  Same station operating results include those stations that it owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  Same station results for a full calendar year are calculated as the sum of the same station-results for each of the four quarters of that year.  The company uses same station results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business.  The company believes that same station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations it no longer own or operate, and the impact of stations operating under a new programming format.  The company’s presentation of same station results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of same station operating results is not necessarily comparable to similarly titled measures reported by other companies.

Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended
	March 31,
	2015	2016
	(Unaudited)
Net broadcast revenue	$46,539	$48,471
Net digital media revenue	10,791	11,284
Net publishing revenue	4,526	4,820
Total revenue	61,856	64,575
Operating expenses:
Broadcast operating expenses	33,917	35,988
Digital media operating expenses	9,000	9,186
Publishing operating expenses	4,497	4,948
Unallocated operating expenses	3,991	4,213
Change in the estimated fair value of contingent earn-out consideration	118	(128)
Depreciation and amortization	4,501	4,135
Loss on the sale or disposal of assets	129	150
Total operating expenses	56,153	58,492
Net operating income	5,703	6,083
Other income (expense):
Interest income	1	1
Interest expense	(3,804)	(3,796)
Change in the fair value of interest rate swaps	(1,420)	(1,758)
Loss on early retirement of long-term debt	(41)	(9)
Net miscellaneous income and expense	7	—
Income from operations before income taxes	446	521
Provision for income taxes	151	168
Net income	$295	$353

Basic income per share	$0.01	$0.01
Diluted income per share	$0.01	$0.01

Distributions per share	$0.06	$—

Basic weighted average shares outstanding	25,346,499	25,485,234
Diluted weighted average shares outstanding	25,921,118	25,802,958

Other data:
Station operating income	$12,622	$12,483
Station operating margin	27.1%	25.8%

Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2015	March 31, 2016
		(Unaudited)
Assets
Cash	$98	$84
Trade accounts receivable, net	36,029	31,845
Deferred income taxes	9,813	9,813
Other current assets	10,859	11,110
Property and equipment, net	105,483	105,229
Intangibles assets, net	429,908	432,451
Deferred financing costs	151	133
Other assets	2,673	2,985
Total assets	$595,014	$593,650

Liabilities and Stockholders' Equity
Current liabilities	$43,654	$42,198
Long-term debt and capital lease obligations	269,093	266,959
Fair value of interest rate swap	798	2,556
Deferred income taxes	57,082	57,203
Other liabilities	14,566	14,340
Stockholders' equity	209,821	210,394
Total liabilities and stockholders' equity	$595,014	$593,650

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended
	March 31,
	2015	2016
	(Unaudited)
Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$46,539	$47,691
Net broadcast revenue – acquisitions	—	780
Total net broadcast revenue	$46,539	$48,471

Reconciliation of Same Station Net Broadcast Operating Expenses to Total Net Broadcast Operating Expenses
Net broadcast operating expenses – same station	$33,906	$35,140
Net broadcast operating expenses – acquisitions	11	848
Total net broadcast operating expenses	$33,917	$35,988

Reconciliation of Same Station Net Broadcast Operating Income to Total Net Broadcast Operating Income
Net broadcast operating income – same station	$12,633	$12,551
Net broadcast operating loss – acquisitions	(11)	(68)
Total net broadcast operating income	$12,622	$12,483

	Three Months Ended
	March 31,
	2015	2016
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$46,539	$48,471
Less broadcast operating expenses	(33,917)	(35,988)
Station operating income	$12,622	$12,483

Net digital media income	$10,791	$11,284
Less digital media operating expenses	(9,000)	(9,186)
Digital media operating income	$1,791	$2,098

Net publishing revenue	$4,526	$4,820
Less publishing operating expenses	(4,497)	(4,948)
Publishing operating income (loss)	$29	$(128)

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended
	March 31,
	2015	2016
	(Unaudited)
Reconciliation of SOI and Digital Media Operating Income and Publishing Operating Income (Loss) to Net Income
Station operating income:	$12,622	$12,483
Digital media operating income	1,791	2,098
Publishing operating income (loss)	29	(128)
Less:
Unallocated corporate expenses	(3,991)	(4,213)
Change in the estimated fair value of contingent earn-out consideration	(118)	128
Depreciation and amortization	(4,501)	(4,135)
Loss on the sale or disposal of assets	(129)	(150)
Net operating income	$5,703	$6,083
Plus:
Interest income	1	1
Less:
Interest expense	(3,804)	(3,796)
Change in the fair value of interest rate swap	(1,420)	(1,758)
Loss on early retirement of long-term debt	(41)	(9)
Net miscellaneous income and expenses	7	—
Provision for income taxes	(151)	(168)
Net income	$295	$353
Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$10,782	$10,439
Less:
Stock-based compensation	(331)	(199)
Loss on early retirement of long-term debt	(41)	(9)
Change in the estimated fair value of contingent earn-out consideration	(118)	128
Net miscellaneous income and expenses	7	—
Loss on the sale or disposal of assets	(129)	(150)
EBITDA	10,170	10,209
Plus:
Interest income	1	1
Less:
Depreciation and amortization	(4,501)	(4,135)
Interest expense	(3,804)	(3,796)
Change in the fair value of interest rate swap	(1,420)	(1,758)
Provision for income taxes	(151)	(168)
Net income	$295	$353

Salem Media Group, Inc.
Supplemental Information
(in thousands)	Three Months Ended
	March 31,
	2015	2016
	(Unaudited)
Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$10,782	$10,439
Less:
Cash paid for interest	(3,512)	(3,547)
Cash (paid) received for taxes	(4)	131
Cash paid for capital expenditures, net (1)	(2,040)	(2,427)
Free Cash Flow	$5,226	$4,596

(1)     Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements received under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at March 31, 2016	Applicable Interest Rate
Term Loan B (1)	$122,441	4.50%
Term Loan B (2)	$150,000	5.52%
Revolver	$3,000	3.44%
(1) Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2)     Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.0625% versus the Term Loan B debt floor of 1.00%.  The swap matures on March 28, 2019.